Exhibit 1U-99.1

parkviewozreit.comparkviewozreit.comOne Beacon Street, 32nd Floor, Boston, MA 02108Park View OZ REIT Investor Letter We are excited to update you on the progress of Park View OZ REIT and our plans for the fund in 2025. The fund begins the year positioned for significant growth. Capital markets are once again robust after some very lackluster years. The recent election has reinvigorated the discussion around qualified opportunity fund (QOF) tax incentives. Most observers now believe that Congress will likely extend and enhance the program. Awareness of QOF tax incentives should grow throughout the year as Congress debates new opportunity zone legislation.The fund successfully applied for and received the stock trading symbol PVOZ. This allows our shares to be bought or sold in brokerage accounts as well as transferred electronically between accounts.Our initial investment property in Tampa Heights has proven to be highly attractive to renters and is fully leased. We remain steadfast in our belief that providing convenient access to these tax incentives through tradable shares of stock and having a flexible holding period facilitates better financial planning, and gives our investors a uniquely superior QOF investment vehicle.Performance of the FundVolatility in both the stock market and interest rates has made this a challenging period. The S&P U.S. REIT index has shown a loss of 10% over the last three years and QOFs on average have done far worse. To date, our fund has roughly retained its value through this difficult time. While many of our competitors have lost significant value or been forced to liquidate, we have made it through this period stronger than ever.Our focus is on delivering capital gains to our investors over the long term. To accomplish this goal, it is crucial to avoid a permanent loss of capital along the way. As a result, we try to be prudent about risk, especially in the form of excessive debt. We also mitigate risk by raising the capital we need first before we contractually commit to a property. This is contrary to the standard practices in the QOF industry. Most QOFs commit to a project without first having capital and then advertise the project, hoping to raise the capital they need to complete it. The risk here is that capital markets can dry up quickly, potentially leaving a project already underway without the resources to finish. Fortunately, we were in a position to pivot when capital markets became challenging, interest rates surged, and the banks began requiring stricter contractual terms in 2022 and 2023. We had the flexibility to avoid unattractive lender terms and closed on our initial property in a cash transaction. We expect to strategically use debt in the future, but it needs to be implemented with moderation and under favorable terms.Strategy for Fund AppreciationWe search for properties in areas experiencing positive long-term population and job growth trends. parkviewozreit.com

parkviewozreit.comparkviewozreit.comThis typically leads us to investments in warm weather and low-tax states. However, we are open to any investments that possess the characteristics to deliver long-term price appreciation. Our initial investment at 2209 N. Blvd. in Tampa Heights, Florida is an excellent example of our strategy. Tampa Heights has seen a resurgence which is tied to several factors. Some of the drivers are regional in nature including Florida's strong population and job growth. Other catalysts are local such as the billions of dollars invested in the adjacent neighborhood of downtown Tampa. Additionally, the Riverwalk beautifully connects these two neighborhoods along the Hillsborough River making Tampa Heights an ideal location for office workers looking for a walkable commute.The evolution of Tampa Heights is ongoing. When I first visited the 2209 N. Blvd. location the potential was already obvious; many properties were being improved but there were still a lot of buildings that were in rough shape. Our location is very close to the Riverwalk and Armature Works, which is a historic factory that was converted into twenty upscale bars and restaurants. This prime location paired with the opportunity zone designation has led to significant improvements in surrounding buildings as well. The two properties directly across N. Blvd. from us and the property next door have all been substantially renovated or completely rebuilt since our purchase. It has become an extremely attractive place to live. The cycle of crime and under-investment has been broken in Tampa Heights and that is exactly the intent of the opportunity zone legislation. We seek markets like Tampa Heights which possess both QOF tax incentives and strong market trends. The resulting acceleration of broad-based investment in the community can be transformational and very profitable.Solving Problems to Give Taxpayers a Better ChoiceWhen the opportunity zone legislation was first passed, I thought it was overly generous. Offering more than two decades of tax-free growth is a huge financial incentive. I expected the benefit to be broadly adopted by a wide variety of investors. In my opinion, the QOF industry missed the mark when almost all QOFs structured themselves as partnerships with a ten-year life. First, most investors do not invest in QOF partnerships because of accreditation requirements, high investment minimums, the complexity of partnership K-1 tax forms, or they are unwilling to commit to a long-term lock-up of their capital. Additionally, much of the tax planning that can, and should be implemented around QOFs is lost because of the inflexibility of the "one size fits all" ten-year holding period.Altogether this adds up to what can be called the "A.I.V. problem," which stands for awkward investment vehicle. This problem is pervasive across qualified opportunity funds. There are a few QOFs set up as either publicly traded partnerships or private REITs but they each bring their own drawbacks. We solved the investor access issue and provided the holding period flexibility needed for tax planning by being the only QOF with publicly traded stock.Park View OZ REIT enables easier access to QOF tax incentives by:? Eliminating complicated, and often late partnership tax forms.? Eliminating high investment minimums. (Our minimum is $10,000.)? Eliminating investor accreditation requirements.? Allowing our investors to choose the holding period that fits their needs, not the fund's.

parkviewozreit.comparkviewozreit.comControl of the Holding Period is Essential to Proper Tax PlanningBecause our investors can choose their own holding period, a variety of tax planning strategies become available. The most powerful of these is the ability to stay invested and keep capital in the tax-advantaged QOF as long as possible. Again, the industry standard is for the QOF to terminate shortly after the 10-year hold is achieved. This does not make sense to us because like all compound growth curves, much of the value is derived in the later years. In some ways, QOF tax incentives are similar to a Roth IRA but without the annual contribution limits. This allows investors to move significant capital into tax-advantaged status rapidly. Like a Roth, you want to keep the capital in a tax-advantaged situation as long as possible. The late Charlie Mungar used to say "The first rule of compounding is; Never interrupt it unnecessarily." Our investors can benefit from this advice and enjoy the full length of tax-free growth until they decide to sell or the program sunsets in 2047.We have additional information about QOF tax planning strategies on our documents page at https://parkviewozreit.com/documents/, where you will find our strategies document with more ideas. There is also a strategies document specific to using QOFs with 1031 exchange transactions in the same section. Another source of information would be the articles that I have written, which can be found at https://parkviewozreit.com/articles/. Importance of Growth in the FundGrowth of the fund will allow us, over time, to create a more diversified portfolio. This is key to reducing risk and achieving a higher market valuation for our stock. Increasing the size of the fund will also help create liquidity in our shares. Liquidity itself has value so as it increases, I expect that we will build additional investor interest which would benefit the valuation of our shares. Liquidity is also essential for executing some QOF tax strategies. While I expect the liquidity of our shares to improve as we grow, it will still be limited because most investors use our subscription agreement to buy shares and then plan to hold the shares for at least 10 years. For now, if you want to buy or sell shares through your brokerage account you will probably want to use a price limit order and be patient.Outlook for Growth of the FundIn financial markets and specifically for funds like ours, growth tends to be highly cyclical. There are times when investors have significant capital gains and want to deploy tax efficiently and other times when that is not the case. Our first year, 2021, was strong in terms of our growth and for QOF funds in general but 2022, 2023, and 2024 proved to be challenging years for raising capital. We are now moving back into a time of growth. We have recently seen a large uptick in the number of incoming inquiries about the fund. This renewed interest is trending across the QOF industry.Since this fall's election, many believe that Congress is likely to extend and enhance opportunity zone tax incentives. The mere fact that Congress will be debating the future of QOFs will generate media coverage and raise awareness of the program, creating a more favorable environment for raising QOF capital.Wealth managers are the fund's largest potential investor group. However, until recently we could not market effectively to this group. Previously, if a wealth manager bought our shares for a client's

parkviewozreit.comparkviewozreit.comaccount the shares remained at our stock transfer agent and could not be moved. That changed when we received our trading symbol, PVOZ, and our shares became electronically transferable. Now, like other publicly traded stocks, wealth managers can recommend us, and the shares can be kept with them. This makes it easy for the manager to keep track of the customer's portfolio.Risk of Natural DisastersEvery geographical area has some risk of natural disasters. The best defense is to make thoughtful risk-adjusted choices, create a geographically diverse portfolio, and properly insure the properties. Our Tampa Heights property has a few safeguards. First, it is not right on the ocean. The property is about 25 miles from the coast. Second, Tampa Heights, as the name suggests, has elevation making flood damage less likely. Third, since the building was completed in 2023, it meets Florida's current construction codes, minimizing potential wind-related damage. To date, we have not had any storm or hurricane-related damage.Outlook for New Opportunity Zone LegislationAttempting to predict what Congress will do can often look foolish later but since I get asked about it frequently, I will share my best guess. Opportunity zones have a history of bipartisan support, however agreeing on how the program is shaped is a heated topic of debate. I view gridlock as the most likely roadblock for new QOF legislation. The path toward passing renewed opportunity zone legislation significantly advanced when one party took control of both houses of Congress and the Presidency. With a divided government, passing new opportunity zone legislation would likely have been more challenging.The consensus I hear from those close to the legislative process is that the QOF deferral date will most likely be extended by two years from December 31, 2026, to December 31, 2028. This date is also the final deadline for a capital gain to be recognized and still be eligible for the QOF benefit. The extension could come about in the early fall of 2025. For Congress, the big tax event is the replacement of the Tax Cuts and Jobs Act (TCJA) of 2017. Significant portions of the TCJA are set to expire this year. If it expires without replacement legislation passing, tax rates for many voters will increase significantly. It is expected that new opportunity zone legislation could be part of this new bill. This new legislation would not just be an extension but a whole refresh of the program with new opportunity zones being designated and many of the benefits potentially being brought back to their original terms. Major tax legislation usually gets voted on at year's end right before Congress leaves for the holidays. The original deferral period was 9 years with 15% tax elimination on the original gain and the 100% elimination of the QOF gain was a 30-year benefit. I do not know what the renewed program will look like in the future, but I use the bill Congress passed back in 2017 to guide my predictions.Fund Tax InformationWe did not pay a dividend this year, so you will not receive any tax forms from us. In the years in which we may pay a dividend, you will receive a 1099-DIV tax form. We do expect to pay dividends in the future to comply with REIT regulations. However, we prefer to continue reinvesting the fund's capital because it is far more tax-efficient. If we pay a dividend, it is taxable at ordinary income rates. However, this liability usually can be reduced by 20% via the qualified business income deduction. Paying the tax on this money is akin to taking dividends out of a Roth IRA. To us, it makes a lot more

parkviewozreit.comparkviewozreit.comsense to reinvest our cash flow. The idea is to return capital to our investors through capital gains which can be completely tax-free in a QOF. Delivering tax-free compound growth is our ultimate goal.I encourage you, or your tax professional, to visit our tax information page at https://parkviewozreit.com/qof-tax-form-information/ as you prepare your tax filings. We have a video and other links to help you properly claim your qualified opportunity fund tax incentives. Please understand that this is general information that we believe to be accurate but it cannot be considered, or take the place of, professional tax advice.ConclusionWe are very bullish in our outlook. The fund has navigated a challenging period, avoiding the difficulties many of our competitors seem to have encountered. Recently both the political and economic environments have shifted significantly in our favor. We strive to deliver capital appreciation for our stockholders by limiting risk and pursuing properties with transformational upside potential. Park View OZ REIT's unique public stock structure makes the fund a superior tax planning vehicle. As the fund grows, we expect the utility of the fund for our investors to increase as we reduce risk by diversifying the portfolio and improving the trading liquidity of our shares. I want to thank our investors for the continued faith you have placed in us. Please reach out to us by either phone at 617-971-8807 or email investorrelations@parkviewozreit.com if you have any questions.On behalf of Park View OZ REIT,Michael Kelley, CEO

parkviewozreit.comparkviewozreit.comSafe Harbor StatementThis Current Report on Form 1-U contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Risk Factors" in our most recent Offering Circular filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in our periodic filings and offering circular supplements filed with the SEC, which are accessible on the SEC's EDGAR website. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.These pages are prepared for informational purposes only and are not offered as legal, tax, or investment advice. All content provided is of a general nature and does not address the particular circumstance of any particular individual or entity. We encourage you to seek guidance regarding your individual financial needs from legal, tax or investment professionals. Investments, including our shares of stock, have inherent risks including the risk of principal loss.